UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2017

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2017, the Board of Directors of General Mills, Inc. (the "Company") elected Jeffrey L. Harmening Chief Executive Officer of the Company to succeed Kendall J. Powell effective June 1, 2017. The Board also elected Mr. Harmening to the Company’s Board of Directors effective June 1, 2017. Mr. Powell will continue to serve as the Company’s Chairman of the Board for a transition period until his retirement, expected within the next year. The Company issued a press release on May 3, 2017 with additional information on Mr. Harmening’s election. The press release is filed as Exhibit 99 and incorporated by reference to this Current Report.

Mr. Harmening, age 50, has served as the Company’s President and Chief Operating Officer since July 1, 2016. Mr. Harmening joined General Mills in 1994 and has served in a variety of roles. He was named Vice President, Marketing for Cereal Partners Worldwide ("CPW"), the joint venture with Nestlé based in Switzerland, in 2003 and served as Senior Vice President, Chief Executive Officer of CPW from 2012 to 2014. In the U.S., Mr. Harmening served as Executive Vice President, Chief Operating Officer, U.S. Retail from 2014 to 2016, and as Vice President and Senior Vice President of the Big G cereal division from 2007 to 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99 Press release of General Mills, Inc. dated May 3, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

May 3, 2017	By:	Richard C. Allendorf

Name: Richard C. Allendorf
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release of General Mills, Inc. dated May 3, 2017.